SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 30, 2005
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-13179 (Commission File Number)	31-0267900 (I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of principal executive offices)	75039 (Zip Code)
Registrant’s telephone number, including area code: (972) 443-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On September 30, 2005, Flowserve Corporation (the “Company”) issued a press release stating it expects to announce 2004 annual financial results and subsequently file its 2004 Form 10-K report with the Securities and Exchange Commission in the fourth quarter of 2005. The Company has previously announced that it is restating financial results for 2000 through 2003 and quarterly results for the first quarter of 2004. Some of the restatement adjustments relate to periods prior to 2000. The Company now expects the cumulative impact of the restatement will be less than $30 million, which includes, among other things, adjustments related to intercompany accounts, non-U.S. pension accruals, unreconciled accounts, fixed asset charges, accounting for long-term contracts, deferred tax accounts and other tax matters, including the previously announced pending IRS audit. These adjustments will be reflected as a reduction in net income and beginning retained earnings for the relevant prior periods. This estimate is subject to revision following further ongoing analysis, including the proper amount, classification and applicable periods of the restatement adjustments.
     The press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (c)      Exhibits

Exhibit
Number	Description

99.1	Press Release issued by the Company on September 30, 2005 furnished pursuant to Item 2.02 of this Form 8-K.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: October 4, 2005

Exhibit Index

Exhibit
Number	Description

99.1	Press Release issued by the Company on September 30, 2005 furnished pursuant to Item 2.02 of this Form 8-K.

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